Contact:  Jillian Bartley at LANB, 505-954-5425, jillianb@lanb.com
Date:  November 13, 2017
FOR IMMEDIATE RELEASE: Trinity Capital Corporation Successfully Completes Rights Offering

Los Alamos, New Mexico, November 13, 2017.  Trinity Capital Corporation (the "Company") (OTCQX: TRIN), parent company of Los Alamos National Bank (the "Bank"), today announced the successful completion of its previously announced combined rights offering to shareholders and supplemental community offering (collectively, the "Rights Offering"), in which the Company issued an aggregate of 2,105,263 shares of voting common stock (the total number of shares offered) at $4.75 per share for aggregate gross proceeds of approximately $10.0 million.
Shares purchased in the Rights Offering are being issued in book entry form.  Direct registration system statements for shares purchased in the Rights Offering are expected to be mailed to purchasers on or about November 17, 2017, along with any excess subscription payments.  Shareholders who wish to transfer shares into their brokerage accounts should take their direct registration statements to their broker or contact the Company, by calling Abby Greco at (505) 663-3970.
President, Chief Executive Officer and Director, John Gulas, said, "We are extremely pleased with the results of the Rights Offering.  We had substantial demand for the available shares, including from our legacy shareholders and employees that have stood with the Company for many years and have sent a strong signal of their ongoing support as we complete our turnaround.  The Rights Offering represents the final phase of the Company's recapitalization plan that began with our welcoming of outstanding institutional partners late last year.  We are excited to move forward with our strategy to grow the Company's earnings and generate value for all of our shareholders, new and old."
Boenning & Scattergood, Inc. acted as financial adviser and placement agent for the Company in connection with the Rights Offering, and Continental Stock Transfer & Trust Co. served as subscription agent.  Hunton & Williams LLP acted as legal counsel to the Company and Silver, Freedman, Taff & Tiernan LLP acted as legal counsel to Boenning & Scattergood.

Forward-Looking Statements
This press release contains, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements preceded by, followed by, or that include the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "projects," "outlook" or similar expressions. These statements are based upon the current belief and expectations of the Company's management team and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control). Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved. Additional factors that could cause other Company results to differ materially from those described in the forward-looking statements can be found in the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission ("SEC") and available at the SEC's website (http://www.sec.gov).

All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

# # #

Los Alamos National Bank (LANB) is one of the largest locally-owned banks in New Mexico with current assets of more than $1.3 billion. Through the responsive work of over 200 professional employees, LANB is proud to offer a full range of banking services with the highest degree of customer service to businesses and residents in Northern New Mexico and the Albuquerque metro area. A true community bank with six full-service locations, LANB ranks as one of the top mortgage providers in the state. LANB has been voted one of the Best Banks in Santa Fe by the readers of the Santa Fe Reporter for the past twelve years. LANB was the first corporation in New Mexico, as well as the first and only bank in the nation, to earn the prestigious Malcolm Baldrige National Quality Award. Founded in 1963, LANB is a subsidiary of Trinity Capital Corporation headquartered in Los Alamos, N.M. For more information visit LANB.com or call 505-662-5171.